FULL RELEASE

This Full Release dated as of January 31, 2006 is made by Aura Systems, Inc., a Delaware corporation (the "**Company**") for the benefit of Koyah Leverage Partners, L.P., Koyah Partners, L.P., Koyah Ventures, LLC, Raven Partners, L.P., Koyah Microcap Partners Master Fund, L.P. and James M. Simmons (collectively, the "**Koyah Parties**")

RECITAL

This Release is entered into in conjunction with and pursuant to the Plan of Reorganization of the Company (the "Plan of Reorganization") approved by the United States Bankruptcy Court, Central District of California, Los Angeles Division, in *In re: Aura Systems, Inc.*, Case No. LA 05-24550-SB (the "Bankruptcy"). The Plan of Reorganization provides for, among other things, the restructuring of the debt owed by the Company to the Koyah Parties pursuant to the transactions (the "Transactions") described on Exhibit A. Pursuant to the Plan of Reorganization, the debt owed by the Company to the Koyah Parties was reduced to an allowed secured claim of $2,600,000 (the "Allowed Secured Claim") to be paid over a period of five years. In addition to the debt owed by the Company to the Koyah Parties pursuant to the Transactions, the Koyah Parties own common and preferred stock of the Company, and warrants to purchase additional stock in the Company, pursuant to the Transactions and other transactions with the Company, and will acquire additional stock in the Company pursuant to the Plan of Reorganization and transactions with third party investors in the Company, effective on or about the effective date of the Plan of Reorganization.

RELEASE

In consideration of the Koyah Parties' support of the Plan of Reorganization and acceptance of the Allowed Secured Claim in lieu of the debt claimed due pursuant to the Transactions, the Company (on behalf of itself and its directors, officers, employees, representatives, investment advisors, attorneys, agents, affiliates, spouses, successors and assigns) releases and forever discharges the Koyah Parties and their respective members, partners, directors, officers, employees, representatives, attorneys, agents, investment advisors, affiliates, spouses, successors and assigns and each of them (collectively, the "Released Parties"), from any and all claims, disputes, demands, actions or other rights of recovery of any kind or nature whatsoever, arising under, with respect to or relating to acts and circumstances existing prior to the Effective Date of this Release, whether sounding in tort, in contract or in equity and whether or not related to or arising out of (i) the Transactions, (ii) any investment by the Koyah Parties or third parties in the Company, whether in the form of debt or equity or both and whether completed or not, (iii) the ownership, purchase or sale by the Koyah Parties or third parties of common or preferred stock of the Company, or warrants for the purchase of common or preferred stock of the Company, or (iv) agreements among the Koyah Parties, the Company, and/or third parties with respect to the Transactions, any investment by the Koyah Parties or third parties in the Company, whether in the form of debt or equity or both and whether completed or not, ownership, purchase or sale by the Koyah Parties or third parties of common or preferred stock of the Company, or warrants for the purchase of common or preferred stock of the

Company, including, but not limited to claims for fraud, misrepresentation, conspiracy to fraudulently induce, justifiable reliance, negligent misrepresentation, violation of California Corporations Code §§25401, 25504 and 25504.1, breach of an oral or written contract, unjust enrichment, breach of good faith and fair dealing and rescission, violation of the Washington, California or Federal securities laws, compensatory or punitive damages, or pre- or post-judgment interest (collectively, the "Released Claims"). The Company acknowledges that, as of the Effective Date:

(i) Either it has no claim or cause of action against the Koyah Parties, or it voluntarily elects to release the same in this Release;

(ii) Either it has no offset or defense against any of its obligations to pay the Allowed Secured Claim, or it voluntarily elects to release the same in this Release; and,

(iii) Either it recognizes that the Koyah Parties have heretofore properly and completely performed and satisfied in a timely manner all of their obligations to the Company pursuant to the Transactions or any other contracts with the Koyah Parties and/or third parties, or it has elected to excuse any conduct of the Koyah Parties which it regards as inconsistent with the Koyah Parties' obligations.

By executing this Release, the Company wishes to unconditionally release and waive any claims or causes of action based upon past conditions, acts, omissions, events, circumstances or matters which may have impaired or otherwise affected any rights, interests, contracts or remedies of the Company with respect to the Released Claims. Furthermore, the Company agrees to unconditionally release and waive any and all liabilities, obligations, or indebtedness of any kind of the Koyah Parties, excepting only the obligations which remain to be performed by the Koyah Parties under the Plan of Reorganization, if any. Such release and waiver shall extend to and effect any legal, equitable or other obligations or duties and claims, cause of action or defenses of any kind whatsoever (if any), whether known or unknown, which the Company might otherwise have against any of the Released Parties on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstances or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Effective Date of this Release or which could arise concurrently with the execution of this Release.

The Company intends, by executing this Release, that it will deprive itself of any and all claims, except as specifically set forth herein or in the Plan of Reorganization and prevent it from asserting the same at any time. The Company acknowledges that it may have suffered or may suffer some loss, injury or harm of which it is totally unaware or unsuspecting, and which could have consequences or results not now known or suspected which it is giving up by execution of this Release. The Company waives and releases (to the maximum extent permitted by law) any right or defense which it might otherwise have under any other law of any applicable jurisdiction which might limit or restrict the effectiveness or scope of any of its waivers or releases under this Release. The Company agrees that after the Effective Date of this Release, the only claims or causes of action which it may possibly have against any of the Released Parties would be those arising under this Release or a written agreement hereafter executed by the parties. The

Company further agrees that it shall not institute or prosecute (or, except to the extent required by law, in any way aid, assist, or cooperate with the institution or prosecution of) any action, suit, hearing or other proceeding of any kind, nature or character at law or in equity against any of the Released Parties in order to collect, enforce, declare, assert, establish or otherwise raise any defense, claim, cause of action, contract, liability, indebtedness or obligation which is within the scope of this Release or which arises out of any fact, contract, condition, claim, cause of action, indebtedness, liability, obligation, event, action, omission, circumstance, or other matter or reason of any kind which is the basis for any such defense, claim, cause of action, liability, indebtedness or obligation which is released hereunder. This Release shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released hereunder.

The Company represents that it is voluntarily entering into this Release with full awareness of its significance and risks, and that it has read and understands this Release and all related documents and has reviewed and discussed each document and its consequences, direct and indirect, with its own independent legal counsel and tax advisor. The Company is not relying upon any representations of the Koyah Parties or their agents that are not expressly stated in this Release. The Company acknowledges and represents that the promises and covenants of the Koyah Parties to support the Plan of Reorganization and accept the Allowed Secured Claim in lieu of the debt claimed due pursuant to the Transactions constitutes valuable and adequate consideration for the releases and waivers contained herein.

The release set forth in this Release is specifically intended to be a full, complete, and general release of all claims of the Company and related persons or entities. In executing this Release, the Company waives any and all rights and benefits which it now has or hereafter may have (if any) by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Company represents and warrants to the Koyah Parties, as of the date of this Release and as of the Effective Date:

(i) that the Company has full power and authority to enter into and perform its obligations under this Release;

(ii) the execution and delivery of this Release and the fulfillment of the terms hereof will not result in the breach of any of the terms, conditions, or provisions of, or constitute a default under, or conflict with or cause any acceleration of any obligation under any agreement or other instrument to which the Company is a party or by which the Company is bound or result in the violation of any law applicable to the Company; and

(iii) no approvals of any governmental entity or third party are required in connection with the execution or performance of this Release. This Release has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

Any discussions by and between the Company and the Koyah Parties and any other persons on matters not clearly and expressly covered by this Release are separate and independent from this Release, and there are no conditions precedent or subsequent to the effect and enforcement of this Release, except as may be expressly stated in this Release. It is expressly understood by the Company that the Koyah Parties shall have no obligation whatsoever to make any extension of credit or any further capital contributions to the Company.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

The Release shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes relating to this Release, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state or federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. The Company waives any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens.

Although executed and delivered subsequently, this Release is dated and shall be effective, as of January 31, 2006, which is the effective date of the Plan of Reorganization (the "Effective Date").

EXECUTED as of the Effective Date.

AURA SYSTEMS, INC.

By:____________________________
Its: CEO

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Exhibit A

INSTRUMENTS EVIDENCING AND SECURING THE PRIOR LOANS TO THE COMPANY BY THE KOYAH PARTIES AND THEIR AFFILIATES

Koyah Leverage Partners, L.P. and Koyah Partners, L.P.

(a) an Agreement between Koyah Leverage Partners, L.P., Koyah Partners, L.P. and the Company dated as of July 24, 2003, as subsequently amended;

(b) four Convertible Promissory Notes each dated July 24, 2003 executed by the Company as follows: (i) Promissory Note (Term) - Koyah Partners, L.P. in the amount of $120,519.44; (ii) Promissory Note (Term) - Koyah Leverage Partners, L.P. in the amount of $482,077.78; (iii) Promissory Note (Multiple Advance) - Koyah Partners, L.P. in the amount of $200,000; and (iv) Promissory Note (Multiple Advance) - Koyah Leverage Partners, L.P. in the amount of $800,000, each as subsequently amended;

(c) a Security Agreement dated as of July 24, 2003 made by the Company in favor of Koyah Leverage Partners, L.P. as collateral agent for Koyah Leverage Partners, L.P. and Koyah Partners, L.P., as subsequently amended;

(d) an Amendment and Waiver Agreement dated as of August 6, 2003 between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P.;

(e) an Additional Advance Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of August 18, 2003;

(f) a Stock Pledge Agreement made by the Company in favor of Koyah Leverage Partners, L.P., as collateral agent for Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of August 18, 2003;

(g) an Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of August 21, 2003;

(h) a Second Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of September 18, 2003;

(i) a Third Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of September 30, 2003;

(j) a Fourth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of October 16, 2003;

(k) a Fifth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of October 27, 2003;

(l) a Sixth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of November 11, 2003;

(m) a Seventh Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of November 25, 2003;

(n) an Eighth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of December 19, 2003;

(o) a Ninth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of January 8, 2004;

(p) a Security Agreement Amendment between the Company and Koyah dated as of January 15, 2004;

(q) a Tenth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of March 10, 2004;

(r) an Eleventh Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of March 11, 2004;

(s) a Twelfth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of March 18, 2004;

(t) an Thirteenth Amendment Agreement between the Company and Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of April 5, 2004;

(u) a Fourteenth Amendment Agreement between the Company and Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of April 30, 2004;

(v) a Fifteenth Amendment Agreement between the Company and Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of June 3, 2004; and

(w) a UCC financing statement filed under Delaware filing number 3193760-9 as amended under filing number 4013694; and filings with the USPTO on the Company's (i) Patent Reg. Nos. US 5,734,217, US 6,157,175, US 2202313, US 2477031, US 2372115, US 1991593 and US 2196818, (ii) Patent Application Serial Nos. 09/939116, 09/938967, 752337652, 75141345, 75141344, 09/799,973, 00/03815, 01/50683 and 01/50762, and (iii) numerous trademarks and trademark applications.

Koyah Ventures LLC

(x) an Agreement between Koyah Ventures LLC and the Company dated as of June 14, 2004, as subsequently amended;

(y) a Convertible Promissory Note dated June 14, 2004 executed by the Company to Koyah Ventures LLC in the amount of $300,000, as subsequently amended;

(z) a Security Agreement between Koyah Ventures LLC and the Company dated as of June 14, 2004;

(aa) a Stock Pledge Agreement between Koyah Ventures LLC and the Company dated as of June 14, 2004;

(bb) an Amendment Agreement between Koyah Ventures LLC and the Company dated as of June 9, 2004; and

(cc) a UCC financing statement file d under Delaware filing number 4169386-2.

Raven Partners, L.P.

(dd) an Agreement between Raven Partners, L.P. and the Company dated as of June 14, 2004, as subsequently amended;

(ee) a Convertible Promissory Note dated June 14, 2004 executed by the Company to Raven Partners, L.P. in the amount of $100,000;

(ff) a Security Agreement between Raven Partners, L.P. and the Company dated as of June 14, 2004;

(gg) a Stock Pledge Agreement between Raven Partners, L.P. and the Company dated as of June 14, 2004; and

(hh) a UCC financing statement filed under Delaware filing number 4169385-4.

Koyah Microcap Partners Master Fund, L.P.

(ii) an Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 16, 2004, as subsequently amended;

(jj) a Convertible Promissory Note dated December 16, 2004 executed by the Company to Koyah Microcap Partners Master Fund, L.P. in the amount of $220,000;

(kk) a Security Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 16, 2004;

(ll) a Stock Pledge Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 16, 2004;

(mm) a UCC financing statement filed under Delaware filing number 4356479-8;

(nn) an Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 23, 2004, as subsequently amended; and

(oo) a Convertible Promissory Note dated December 23, 2004 executed by the Company to Koyah Microcap Partners Master Fund, L.P. in the amount of $210,000.

James M. Simmons

(pp) Promissory Note issued by the Company in the Principal Amount of $50,000;

(qq) Securities Purchase Agreement dated August 19, 2004 by and between the Company and James M. Simmons.

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